UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2012
   _____________________
(Exact name of registrant as specified in its charter)
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DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)
ABX Holdings, Inc.
(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
Joseph C. Hete, the President and Chief Executive Officer, and Quint O. Turner, the Chief Financial Officer, of Air Transport Services Group, Inc. (“ATSG”), will be presenting and holding a series of one-on-one meetings with investors and analysts at the BB&T Capital Markets' 27th Annual Transportation Services Conference being held at the Biltmore Hotel in Coral Gables, Florida on February 16, 2012. During the presentation and meetings, Messrs. Hete and Turner will be providing an overview of ATSG, its historical financial performance and growth strategy, utilizing the written presentation attached hereto as Exhibit 99.1. The written presentation will also be made available to attendees at the Conference beginning on May 15, 2012.

The presentation will begin at 8:20 a.m. Eastern time and will be broadcast live and on a replay basis. The presentation will be available via http://wsw.com/webcast/bbt22/atsg/. Further, ATSG's website, www.atsginc.com, will also include a link to the webcast site.
ATSG is furnishing the information contained herein, including Exhibit 99.1, pursuant to Item 2.02 of Form 8-K promulgated by the Securities and Exchange Commission (the "SEC"). This information shall not be deemed to be "filed" with the SEC or incorporated by reference into any other filing with the SEC.

Item 7.01	Regulation FD Disclosure.
See Item 2.02 above. ATSG is furnishing the information contained herein, including Exhibit 99.1, pursuant to Item 7.01 of Form 8-K promulgated by the SEC. This information shall not be deemed to be "filed" with the SEC or incorporated by reference into any other filing with the SEC.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Presentation, dated February 2012, to be distributed at the BB&T Capital Markets' 27th Annual Transportation Services Conference on February 15 and 16, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Sr. Vice President
Corporate General Counsel & Secretary

Date:	February 15, 2012